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                                                                EXHIBIT 4.11



                                AMENDMENT NO. 1
                                       TO
                       INDENTURE AND SUBSIDIARY GUARANTEE


                 This Amendment No. 1 to Indenture and Subsidiary Guarantee is dated as of June 4, 1996 (the "Amendment") and amends that certain Indenture, Exhibit B thereto and the Subsidiary Guarantee appurtenant to the Senior Notes dated as of October 5, 1995 (the "Indenture") by and among IXC Communications, Inc., a Delaware corporation (the "Company"), the Guarantors listed therein (the "Guarantors") and IBJ Schroder Bank & Trust Company, a New York banking corporation, as trustee (the "Trustee").

                 This Amendment is entered into by and among the Company, the Guarantors and the Trustee with reference to the following recitals of fact:


                                R E C I T A L S

                 WHEREAS, the Company and the Guarantors (with certain of the Guarantors being successors by merger to other guarantors listed on the signature page of the Indenture) wish to amend certain terms and conditions of the Indenture, Exhibit B thereto and the Subsidiary Guarantee appurtenant to the Senior Notes without the consent of the Holders of the Senior Notes pursuant to Section 9.01 of the Indenture.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the Indenture, Exhibit B thereto and the Subsidiary Guarantee appurtenant to the Senior Notes are hereby amended as follows:


                               A G R E E M E N T

                 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

                 2. Amendment of Section 11.05. Section 11.05 of the Indenture is hereby deleted in its entirety and the following is hereby substituted therefor:

                          "Any term or provision of the Guarantee to the
                 contrary notwithstanding, the aggregate amount of the Obligations under this Indenture guaranteed hereunder shall be reduced to the minimum extent necessary to prevent the Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally."
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                 3.       Amendment of Paragraph Six of Exhibit B and the
Subsidiary Guarantee Appurtenant to the Senior Notes. The sixth paragraph of Exhibit B attached to the Indenture and the sixth paragraph of the Subsidiary Guarantee appurtenant to the Senior Notes which reads as follows:

                 "Notwithstanding the foregoing, in no event shall the obligations of any Guarantor under the Guarantee exceed 95% of the equity of such Guarantor."

are hereby deleted in their entirety and the following is hereby substituted therefor:

                          "Any term or provision of this Guarantee to the
                 contrary notwithstanding, the aggregate amount of the Obligations guaranteed hereunder shall be reduced to the minimum extent necessary to prevent this Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally."

                 4. No Action Required by Holders of Senior Notes. This Amendment shall be self-executing and the Indenture and the Subsidiary Guarantees attached thereto are hereby deemed amended in accordance with the terms hereof. The Holders of the Senior Notes need not turn in their Senior Notes or take any other action with respect to this Amendment.

                 5. Full Force and Effect. Except as provided in this Amendment, all of the terms and provisions of the Indenture shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

                 6. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AMENDMENT WITHOUT GIVING REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                 7. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.




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                                   SIGNATURES


                                           IXC COMMUNICATIONS, INC.



                                           By:  /s/  John J. Willingham
                                                ------------------------------
                                                Name:   John J. Willingham
                                                Title:  Senior Vice President
                                                        and Chief Financial
Attest:                                                 Officer


/s/  Ralph J. Swett
- --------------------------------
Name:   Ralph J. Swett
Title:  President and                      ATLANTIC STATES MICROWAVE
        Chief Executive Officer              TRANSMISSION COMPANY
                                           CENTRAL STATES MICROWAVE
                                             TRANSMISSION COMPANY
                                           TELCOM ENGINEERING, INC.
                                           TOWER COMMUNICATION SYSTEMS CORP.
                                           WEST TEXAS MICROWAVE COMPANY
                                           WESTERN STATES MICROWAVE
                                             TRANSMISSION COMPANY
                                           RIO GRANDE TRANSMISSION, INC.
                                           IXC CARRIER, INC.
                                           IXC LONG DISTANCE, INC.
                                           LINK NET INTERNATIONAL, INC.





                                           By:  /s/  John J. Willingham
                                              --------------------------------
                                              Name:   John J. Willingham
                                              Title:  Senior Vice President
                                                      and Chief Financial
Attest:                                               Officer


/s/  Ralph J. Swett
- -------------------------------
Name:  Ralph J. Swett
Title: President and                       IBJ SCHRODER BANK & TRUST COMPANY
       Chief Executive Officer


                                           By:  /s/  Irene Teutonico
                                              --------------------------------
                                              Name:  Irene Teutonico
                                              Title: Assistant Vice President
Attest:

/s/  Max Volmar
- -------------------------------
Name:  Max Volmar
Title: Assistant Secretary






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